As filed with the Securities and Exchange Commission	Registration No. 333-120689
on ____________________________.

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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM SB-2/A-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BULLDOG FINANCIAL, INC.
(Name of small business issuer in its charter)

Nevada	7380	38-3707552
(State or Other Jurisdiction of Organization)	(Primary Standard Industrial Classification Code)	(IRS Employer Identification #)

BULLDOG FINANCIAL, INC.	CORPORATION TRUST COMPANY OF NEVADA
98 South Holman Way	6100 Neil Road, Suite 500
Golden, Colorado 80401	Reno, Nevada 89511
(303) 278-0207	(775) 688-3061
(Address and telephone number of registrant's executive office)	(Name, address and telephone number of agent for service)
Copies to:
Conrad C. Lysiak, Esq.
601 West First Avenue, Suite 503
Spokane, Washington 99201
(509) 624-1475

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional common stock for an offering under Rule 462(b) of the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed under Rule 462(c) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed under Rule 462(d) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [    ]

If delivery of the prospectus is expected to be made under Rule 434, please check the following box. [    ]

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CALCULATION OF REGISTRATION FEE

Securities to be	Amount To Be	Offering Price	Aggregate	Registration Fee
Registered	Registered	Per Share	Offering Price	[1]

Common Stock:	2,500,000	$0.10	$250,000	$100.00

[1]     Estimated solely for purposes of calculating the registration fee under Rule 457(c).

REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON DATES AS THE COMMISSION, ACTING UNDER SAID SECTION 8(a), MAY DETERMINE.

Prospectus

BULLDOG FINANCIAL, INC.
Shares of Common Stock
750,000 minimum - 2,500,000 Maximum

Before this offering, there has been no public market for the common stock.

We are offering up to a total of 2,500,000 shares of common stock on a self-underwritten basis, 750,000 shares minimum, 2,500,000 shares maximum. The offering price is $0.10 per share. In the event that 750,000 shares are not sold within 180 days, at our sole discretion, we may extend the offering for an additional 90 days. In the event that 750,000 shares are not sold within the 180 days, or within the additional 90 days if extended, all money received by us will be promptly returned to each subscriber without interest or deduction of any kind. If at least 750,000 shares are sold within 180 days, or within the additional 90 days, if extended, all money received by us will be appropriated by us and used for the purpose as set forth in the Use of Proceeds section of this prospectus.

There are no minimum purchase requirements, and there are no arrangements to place the funds in an escrow, trust, or similar account.

Our common stock will be sold by, Scott D. McDowell, one of our officers and directors.

Investing in our common stock involves risks. See "Risk Factors" starting at page 6.

	Offering Price	Expenses	Proceeds to Us

Per Share - Minimum	$0.10	$0.0200	$0.0800
Per Share - Maximum	$0.10	$0.060	$0.0940
Minimum	$75,000	$15,000	$60,000
Maximum	$250,000	$15,000	$235,000

The difference between the Aggregate Offering Price and the Proceeds to Us is $15,000. The $15,000 will be paid to unaffiliated third parties for expenses connected with this offering.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. It is illegal to tell you otherwise.

The date of this prospectus is ____________________.

SUMMARY OF OUR OFFERING

Our business

We are a start-up stage company. We have not started operations. We will not start operations until we have completed this offering. We are a company without revenues or operations, we have minimal assets and have incurred losses since inception. We intend to engage in the business of accounts receivable management.

Our principal executive office is located at 98 South Holman Way, Golden, Colorado 80401 and our telephone number is (303) 278-0207. Our registered agent for service of process is the Corporation Trust Company of Nevada, located at 6100 Neil Road, Suite 500, Reno, Nevada 89511. Our fiscal year end is August 31. Our management does not have prior experience in accounts receivable management.

The offering

Following is a brief summary of this offering:

Securities being offered	A minimum of 750,000 shares of common stock and a maximum of 2,500,000 shares of common stock, par value $0.00001.
Offering price per share	$ 0.10
Offering period	The shares are being offered for a period not to exceed 180 days, unless extended by our board of directors for an additional 90 days.
Net proceeds to us	$60,000 assuming the minimum number of shares is sold. $235,000 assuming the maximum number of shares is sold.
Use of proceeds	We will use the proceeds to pay for administrative expenses, the implementation of our business plan, and working capital.
Number of shares outstanding before the offering	5,000,000
Number of shares outstanding after the offering if all of the shares are sold	7,500,000

Selected financial data

The following financial information summarizes the more complete historical financial information at the end of this prospectus.

	As of 2-28-2005
	(Unaudited)	As of 8-31-2004
Balance Sheet
Total Assets	$203	$100
Total Liabilities	$20,907	$18,000
Stockholders Deficiency	$(20,704)	$(17,900)

	Period from
	9-1-2004	Period from
	to 2-28-2005	8-23-2004 (date of
	(Unaudited)	inception) to 8-31-2004
Income Statement
Revenue	$-0-	$-0-
Total Expenses	$2,804	$18,000
Net Loss	$(2,804)	$(18,000)

RISK FACTORS

Please consider the following risk factors before deciding to invest in our common stock. All of the material risk factors have been addressed herein.

Risks associated with BULLDOG FINANCIAL, INC.

  Because our auditors have issued a going concern opinion and because our officers and directors will not loan any additional money to us, we have to complete this offering to commence operations. If we do not complete this offering, we will not start our operations.

  Our auditors have issued a going concern opinion. This means that there is substantial doubt that we will be an ongoing business for the next twelve months. As of the date of this prospectus we have not commenced operations. Because our officers and directors are unwilling to loan or advance any additional capital to us, except to prepare and file reports with the SEC, we will have to complete this offering in order to commence operations.

  We lack an operating history and have losses that we expect to continue into the future. There is no assurance our future operations will result in profitable revenues. If we cannot generate sufficient revenues to operate profitably, we may suspend or cease operations.

  We were incorporated on August 23, 2004 and we have not started our proposed business operations or realized any revenues. We have no operating history upon which an evaluation of our future success or failure can be made. Our net loss since inception is $20,804 of which $15,000 is for legal fees, $5,707 is for audit and accounting fees and $97 is for filing fees and general office expenses. Included in the $15,000 legal fees are $15,000 relating to the offering of securities under this registration statement. Our ability to achieve and maintain profitability and positive cash flow is dependent upon:

*	completion of this offering
*	our ability to locate purveyors who will provide their services/properties for resale to our clients
*	our ability to attract clients who will buy our services from us
*	our ability to generate revenues through the sale of our services

  Based upon current plans, we expect to incur operating losses in future periods because we will be incurring expenses and not generating revenues. We cannot guarantee that we will be successful in generating revenues in the future. Failure to generate revenues will cause us to suspend or cease operations.

  We do not have any clients and we cannot guarantee we will ever have any. Even if we obtain clients, there is no assurance that we will make a profit.

  We do not have any clients. Even if we obtain clients, there is no guarantee that we will generate a profit. If we cannot generate a profit, we will have to suspend or cease operations.

  We are solely dependent upon the funds to be raised in this offering to start our business, the proceeds of which may be insufficient to achieve revenues. We may need to obtain additional financing which may not be available.

  We have not started our business. We need the proceeds from this offering to start our operations. If the minimum of $75,000 is raised, this amount will enable us, after paying the expenses of this offering, to begin the process of engaging in accounts receivable management. We will attempt to purchase debtors sales contracts and collect balances from the debtors. There is no assurance that even if we are able to purchase contracts we will be able to collect the balances due.

  Because we are small and do not have much capital, we must limit marketing our services to potential clients. As a result, we may not be able to attract enough clients to operate profitably. If we do not make a profit, we may have to suspend or cease operations.

  Because we are small and do not have much capital, we must limit marketing our services. The sale of services is how we will initially generate revenues. Because we will be limiting our marketing activities, we may not be able to attract enough clients to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

  Because our management does not have technical training or experience in accounts receivable management, we may have to hire qualified personnel. If we can't locate qualified personnel, we may have to suspend or cease operations which will result in the loss of your investment.

  Because our management is inexperienced in accounts receivable management, we may have to hire qualified persons to perform such services. Our management has no direct training or experience in this area and as a result may not be fully aware of many of the specific requirements related to working within the industry. Management's decisions and choices may not take into accounts receivable managerial approaches, accounts receivable management companies commonly use. Consequently our operations, earnings and ultimate financial success could suffer irreparable harm due to management's lack of experience in this industry. As a result we may have to suspend or cease operations which will result in the loss of your investment.

  Because our officers and directors will only be devoting limited time to our operations, our operations may be sporadic which may result in periodic interruptions or suspensions of operations. This activity could prevent us from attracting clients and result in a lack of revenues that may cause us to suspend or cease operations.

  Our officers and directors will only be devoting limited time to our operations. They each will be devoting approximately 20 hours per week or 50% of their time to our operations. Because our officers and directors will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to our officers and directors. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a possible cessation of operations.

Risks associated with this offering:

  Because our officers and directors who are also our promoters, will own more than 50% of the outstanding shares after this offering, they will retain control of us and be able to decide who will be directors and you may not be able to elect any directors which could decrease the price and marketability of the shares.

  Even if we sell all 2,500,000 shares of common stock in this offering, our officers and directors will still own 5,000,000 shares and will continue to control us. As a result, after completion of this offering, regardless of the number of shares we sell, our officers and directors will be able to elect all of our directors and control our operations, which could decrease the price and marketability of the shares.

  Because there is no public trading market for our common stock, you may not be able to resell your stock.

  There is currently no public trading market for our common stock. Therefore there is no central place, such as stock exchange or electronic trading system, to resell your shares. If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale.

  Because the SEC imposes additional sales practice requirements on brokers who deal in our shares that are penny stocks, some brokers may be unwilling to trade them. This means that you may have difficulty reselling your shares and this may cause the price of the shares to decline.

  Our shares would be classified as penny stocks and are covered by Section 15(g) of the Securities Exchange Act of 1934 and the rules promulgated thereunder which impose additional sales practice requirements on brokers/dealers who sell our securities in this offering or in the aftermarket. For sales of our securities, the broker/dealer must make a special suitability determination and receive from you a written agreement prior to making a sale for you. Because of the imposition of the foregoing additional sales practices, it is possible that brokers will not want to make a market in our shares. This could prevent you from reselling your shares and may cause the price of the shares to decline.

USE OF PROCEEDS

Our offering is being made on a self underwritten basis - with a minimum of $75,000. The table below sets forth the use of proceeds if $75,000, $162,500 or $250,000 of the offering is sold.

	$75,000	$162,500	$250,000

Gross proceeds	$75,000	$162,500	$250,000
Offering expenses	$15,000	$15,000	$15,000
Net proceeds	$60,000	$147,500	$235,000

Scott D. McDowell, our president, loaned us the sum of $18,600 to pay for legal, accounting, and other expenses associated with the this offering. The amount due Mr. McDowell will not be repaid from the proceeds of this offering, but will only be paid from revenues generated from our operations. The loan is without interest. Mr. McDowell will advance other costs associated with this offering. Only attorney's fees of $10,000 due Conrad C. Lysiak our attorney and auditing fees estimated to be approximately $5,000 due Williams & Webster, our auditors, will be repaid from the proceeds of this offering.

The net proceeds will be used as follows:

Salaries	$10,000	$65,000	$100,000
Office Rent	$6,000	$6,000	$6,000
Hardware acquisition	$10,000	$10,000	$10,000
Software acquisition	$10,000	$20,000	$30,000
Marketing and advertising	$15,000	$35,000	$70,000
Working capital	$9,000	$21,500	$34,000

Totals	$60,000	$157,500	$250,000

The above are listed in priority order.

We intend to pay salaries to full or part-time employees or consultants to assist our officers in managing our business. In addition, we intend to hire one or two full or part-time employees to handle the enhanced selection and purchase of installment contracts.

We intend to rent a small office. We estimate the monthly rent to be $500.00.

Hardware consists of three computers which we intend to acquire.

We will acquire software to begin the collection process of contracts.

Marketing and advertising will be focused on promoting our business. The advertising campaign will include the design and printing of various sales materials. If we raise the maximum amount under this offering, we intend to more aggressively promote our business through print media advertising. The cost of developing the campaign is estimated to be $15,000 to $70,000.

Working capital will be used for the costs related to developing and implementing our business plan. It is comprised of expenses for wages, rent, telephone service, mail, stationary, accounting, acquisition of office equipment and supplies, expenses of filing reports with the SEC, and travel.

DETERMINATION OF OFFERING PRICE

The price of the shares we are offering was arbitrarily determined in order for us to raise up to a total of $250,000 in this offering. The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value. Among the factors considered were:

*	our lack of operating history
*	the proceeds to be raised by the offering
*	the amount of capital to be contributed by purchasers in this offering in proportion to the amount of stock to be retained by our existing stockholder, Scott D. McDowell, and
*	our relative cash requirements.

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholder.

As of February 28, 2005, the net tangible book value of our shares of common stock was nil since the Company's stockholder's equity was a deficit of $20,704, and was zero per share based upon 5,000,000 shares outstanding. Upon completion of this offering, in the event all of the shares are sold, the net tangible book value of the 7,500,000 shares to be outstanding as of February 28, 2005, will be $214,296 or approximately $0.03 per share. The net tangible book value of the shares held by our existing stockholder, Scott D. McDowell, will be increased by $0.03 per share without any additional investment on his part. You will incur an immediate dilution of $0.07 per share, from $0.10 per share to $0.03 per share.

Upon completion of this offering, in the event 1,625,000 shares are sold, the net tangible book value of the 6,625,000 shares to be outstanding as at February 28, 2005 will be $126,796 or approximately $0.02 per share. The net tangible book value of the shares held by our existing stockholder, Scott D. McDowell, will be increased by $0.02 per share without any additional investment on his part. You will incur an immediate dilution of $0.08 per share, from $0.10 per share to $0.02 per share.

Upon completion of this offering, in the event the minimum or 750,000 shares are sold, the net tangible book value of the 5,750,000 shares to be outstanding as at February 28, 2005 will be $39,296 or approximately $0.01 per share. The net tangible book value of the shares held by our existing stockholder, Scott D. McDowell, will be increased by $0.01 per share without any additional investment on his part. You will incur an immediate dilution of $0.09 per share, from $0.10 per share to $0.01 per share.

After completion of this offering, if 2,500,000 shares are sold, the purchasing shareholders will own approximately 33.33% of the total number of shares then outstanding shares for which they will have made a cash investment of $250,000, or $0.10 per share. Our existing stockholder will own approximately 66.67% of the total number of shares then outstanding, for which he has made contributions of cash, totaling $100, or approximately nil per share.

After completion of this offering, if 1,625,000 shares are sold, the purchasing shareholders will own approximately 24.53% of the total number of shares then outstanding for which they will have made a cash investment of $162,500, or $0.10 per share.

Our existing stockholder will own approximately 75.47% of the total number of shares then outstanding, for which he has made contributions of cash totaling $100, or approximately nil per share.

After completion of this offering, if 750,000 shares are sold, the purchasing shareholders will own approximately 13.04% of the total number of shares then outstanding for which they have made a cash investment of $75,000, or $0.10 per share. Our existing stockholder will own approximately 86.96% of the total number of shares the outstanding for which he has made contributions of cash totaling $100, or approximately nil per share.

The following table compares the differences of your investment in our shares with the investment of our existing stockholder:

Existing stockholder if all of the shares are sold:

Price per share		$0.10
Net tangible book value per share before offering	$	nil
Net tangible book value per share after offering		$0.03
Increase to present stockholder in net tangible book value per share after offering		$0.03
Capital contributions		$100
Number of shares outstanding before the offering		5,000,000
Number of shares after offering held by existing stockholder		5,000,000
Percentage of ownership after offering		66.67%

Purchasers of shares in this offering if all shares sold

Price per share	$0.10
Dilution per share	$0.07
Capital contributions	$250,000
Number of shares after offering held by public investors	2,500,000
Percentage of ownership after offering	33.33%

Purchasers of shares in this offering if 1,625,000 shares sold

Price per share	$0.10
Dilution per share	$0.08
Capital contributions	$162,500
Number of shares after offering held by public investors	1,625,000
Percentage of ownership after offering	25.43%

Purchasers of shares in this offering if 750,000 of shares sold

Price per share	$0.10
Dilution per share	$0.09
Capital contributions	$75,000
Number of shares after offering held by public investors	750,000
Percentage of ownership after offering	13.04%

PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

We are offering 2,500,000 shares of common stock on a self-underwritten basis, 750,000 shares minimum, 2,500,000 shares maximum basis. The offering price is $0.10 per share. Funds from this offering will be placed in a separate bank account at Key Bank in Golden, Colorado. Its telephone number is (303) 279-8404. We will hold the funds in the account until we receive a minimum of $75,000 at which time we will appropriate for the purpose set. Any funds received by us thereafter will be immediately appropriated by us. If we do not receive the minimum amount of $75,000 within 180 days of the effective date of our registration statement, 90 additional days if we so choose, all funds will be promptly returned to you without a deduction of any kind. During the 180-day period and possible additional 90-day period, no funds will be returned to you. You will only receive a refund of your subscription if we do not raise a minimum of $75,000 within the 180-day period referred to above which could be expanded by an additional 90 days at our discretion for a total of 270 days. There are no finders involved in our distribution.

Management may not and will not purchase securities in this offering.

We will sell the shares in this offering through one of our officers and directors, Scott D. McDowell. Business associates or contacts of Carlos Lucero, our other officer and director, will not be solicited in this offering. He will receive no commission from the sale of any shares. He will not register as a broker/dealer under Section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker/dealer. The conditions are that:

1. The person is not statutorily disqualified, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

2. The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

3. The person is not at the time of their participation, an associated person of a broker/dealer; and,

4. The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) do not participate in selling and offering of securities for any issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Scott D. McDowell, is not statutorily disqualified, is not being compensated, and is not associated with a broker/dealer. He is and will continue to be one of our officers and directors at the end of the offering and has not been during the last twelve months and is currently not a broker/dealer or associated with a broker/dealer. He has not during the last twelve months and will not in the next twelve months offer or sell securities for another corporation.

Only after our registration statement is declared effective by the SEC, do we intend to advertise, through tombstones, and hold investment meetings in various states where the offering will be registered. We will not utilize the Internet to advertise our offering. We will also distribute the prospectus to potential investors at the meetings and to our friends and relatives who are interested in us and a possible investment in the offering.

We intend to sell our shares in the states of New York, Illinois, Georgia, Wyoming, Colorado, New Jersey, Washington D.C. and/or outside the United States of America.

Section 15(g) of the Exchange Act

Our shares are covered by section 15(g) of the Securities Exchange Act of 1934, as amended, and Rules 15g-1 through 15g-6 and Rule 15g-9 promulgated thereunder. They impose additional sales practice requirements on broker/dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). While section 15(g) and Rules 15g-1 through 15g-6 apply to brokers-dealers, they do not apply to us.

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.

Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

Rule 15g-9 requires broker/dealers to approved the transaction for the customer's account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his rights and remedies in cases of fraud in penny stock transactions; and, the NASD's toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons. The application of the penny stock rules may affect your ability to resell your shares.

Offering Period and Expiration Date

This offering will start on the date of this prospectus and continue for a period of up to 180 days, with an additional 90 days if we so choose. We will not advise investors of the extension.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must

1.	execute and deliver a subscription agreement

2.	deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to BULLDOG FINANCIAL, INC. and mailed to Bulldog Financial, Inc., c/o Scott D. McDowell, President, 98 South Holman Way, Golden, CO 80401.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

BUSINESS

General

We were incorporated in the state of Nevada on August 23, 2004. We have not started operations. We have not generated revenues from operations, but must be considered a start-up business. Our statutory registered agent in Nevada is The Corporation Trust Company of Nevada, 6100 Neil Road, Suite 500, Reno, Nevada 89511. Our business office is located at 98 South Holman Way, Golden, Colorado 80401. Our telephone number is (303) 278-0207. This is the office of Scott D. McDowell, our president. Mr. McDowell allows us to use his office rent free. We do not pay any rent to Mr. McDowell and there is no agreement to pay any rent in the future. Upon the completion of our offering, we intend to establish an office at a new location in city of Golden, Colorado. We intend to rent 500 square feet of office space.

We have no plans to change our planned business activities or to combine with another business, and we are not aware of any events or circumstances that might cause these plans to change.

We have not started our operations and will not start operations until we raise at least the minimum amount of this offering.

We have not conducted any market research into the likelihood of success of our operations.

Services

We intend to engage in the business of accounts receivable management.

We intend to engage in the business of purchasing of class ""C"" consumer installment contracts issued by Tristar Cleaning Systems, Rainbow Cleaning Systems, Kirby Cleaning Systems and other manufacturers of vacuum cleaners. These three companies are generally recognized as the leading manufactures of vacuum cleaners. There is no previous relationships with any of these entities. Class ""C"" consumer sales contracts are issued to debtors who cannot qualify for traditional loans, primarily due to a poor credit rating. We intend to purchase the class ""C"" contracts from various vacuum cleaning vendors. We will administer contracts and collect payments. We then take steps to collect the delinquent balance.

We will receive 70% of all money collected and the vendor will receive 30% thereof. These are standard terms within the industry. After the assignment of the contract to us, we retain all accruing interest from that date until the contract has been fully performed.

As of the date of this prospectus, we have no agreements with any vendors and we not received an assignment of any contracts. There is no assurance that we will ever receive an assignment of any contracts.

Industry

In general, the vacuum cleaner finance industry can be divided into two principal segments: a prime credit market and a non-prime credit market. Traditional finance companies, such as commercial banks, savings and loans, thrift and loans, and credit unions, generally provide credit to the most creditworthy borrowers, or so-called "prime borrowers."

As a result of the rapid growth of outstanding consumer credit and the corresponding increase in delinquencies, credit grantors have increasingly looked to third party service providers in managing the accounts receivable process. In addition, rapid consolidation in the largest credit granting industries, including banking, health care, telecommunications and utilities, has forced companies to focus on core business activities and to outsource ancillary functions, including some or all aspects of the accounts receivable management process. With this fragmentation, a corresponding trend in recent years is toward industry consolidation. The accounts receivable management industry has undergone rapid growth over the past fifteen years. Two significant trends in the consumer credit industry are primarily responsible for this industry growth. First, consumer debt has increased dramatically in recent years. Second, in an effort to focus on core business activities and to take advantage of the economies of scale, better performance and lower cost structure offered by accounts receivable management companies, many credit grantors have chosen to outsource some or all aspects of the accounts receivable management process.

The accounts receivable management industry is closely regulated by federal laws such as the Fair Debt Collection Practices Act ("FDCPA") and similar state laws. Contingent fee services are the traditional services provided in the accounts receivable management industry. Creditors typically place non-performing accounts after they have been deemed non-collectible, usually when 90 to 120 days past due. The commission rate is generally based on the collectability of the asset in terms of the costs, which the contingent fee servicer must incur to effect repayment. The earlier the placement (i.e., the less elapsed time between the past due date of the receivable and the date on which the debt is placed with the contingent fee servicer), the higher the probability of recovering the debt, and therefore the lower the cost to collect and the lower the commission rate. Creditors typically assign their charged-off receivables to contingent fee servicers for a six to twelve month cycle, and then reassign the receivables to other servicers as the accounts become further past due.

There are three main types of placements in the contingent fee business, each representing a different stage in the cycle of account collection. Primary placements are accounts, typically 120 to 270 days past due, that are being placed with agencies for the first time and usually receive the lowest commission. Secondary placements, accounts 270 to 360 days past due, have already been placed with a contingent fee servicer and usually require a process including obtaining judgments, asset searches, and other more rigorous legal remedies to obtain repayment and, therefore, receive a higher commission. Tertiary placements, accounts usually over 360 days past due, generally involve legal judgments, and a successful collection receives the highest commission.

Customers are increasingly placing accounts with accounts receivable management companies earlier in the collection cycle, often prior to the 120 days past due typical in primary placements, either under a contingent fee or fixed fee arrangement. While contingent fee servicing remains the most widely used method by creditors in recovering non-performing accounts, portfolio purchasing has increasingly become a popular alternative.

The largest percentage of purchased portfolios originate from the bank card receivable and retail markets and are typically purchased at a deep discount from the aggregate principal value of the accounts, with an inverse correlation between purchase price and age of the delinquent accounts. Once purchased, traditional combined with principle collection techniques are employed to obtain payment of non-performing accounts. Accounts receivable management companies have responded to the increasing need of credit granting companies to outsource other related services as well. Due to the rapid growth in consumer credit, credit grantors need assistance in managing increasingly large and complex call centers and accounts receivable management companies have stepped in to provide a variety of services. These services include, among others, third-party billing services and customer teleservicing. Accounts receivable management companies have found that their traditional experience in managing a large staff in a telephone-based environment provides a solid base for entering into these relatively new and rapidly growing market segments. The accounts receivable management industry has progressed in technological sophistication over the past several years with the advancement of new technology. Today, leading companies in this industry use proprietary databases, automated predictive dialers, automatic call distributors and computerized skip tracing capabilities to significantly increase the number of quality interactions with debtors. This technological advancement is helping to accelerate industry consolidation and facilitates providing related accounts receivable management outsourcing services. The firms, which have the most efficient operating system and can best use credit information, typically collect more funds per account dollar and thus are awarded disproportionately more new accounts.

The information contained in this section was accumulated by our management in anticipation of entering the accounts receivable management operations. All of the information was accumulated through private sources. The private sources are unwilling to issue a consent to be named in this registration statement. They are unwilling to consent to be named because they fear that if we are unsuccessful in our business venture and are sued by shareholders, they could be named in parties to the litigation.

Our Proposed Operations

In general, the vacuum cleaner finance industry can be divided into two principal segments: a prime credit market and a non-prime credit market. Traditional finance companies, such as commercial banks, savings and loans, thrift and loans, and credit unions, generally provide credit to the most creditworthy borrowers, or so-called "prime borrowers."

The so-called "non-prime" credit market, in which we intend to operate, provides financing for those borrowers who have had past credit problems, including bankruptcy, have limited or no credit histories or have low incomes. Historically, traditional financing sources have not serviced the non-prime market or have done so only through programs that were not consistently available. An industry group of independent finance companies specializing in non-prime financing has emerged, but the industry remains highly fragmented, with no company having a significant share of this non-prime market. We believe that the number of non-prime borrowers is increasing due to, among other factors, declining real wages and the greater willingness on the part of consumers to seek bankruptcy protection. Our program is designed to acquire the class ""C"" commercial paper and collect the delinquent balances.

Contracting Services

We will service all of the contracts we obtain from vacuum cleaner vendors. Other than Tristar Cleaning Systems, Rainbow Cleaning Systems, Kirby Cleaning Systems, we have not identified any other vacuum cleaner vendors. We have identified Citywide Funding as an administrator of vacuum cleaner contracts that sells delinquent accounts to account receivable managers. We have not entered into any negotiations or purchased any contracts from any of the foregoing and there is no assurance that we ever will. Servicing generally consists of payment and pay-off processing, collecting, tracking, repossessing and reselling collateral, collection reporting and credit performance monitoring.

Billing and Collection Process

Payments we receive from debtors will be deposited, on a daily basis, in a separate account at a commercial bank. A simultaneous electronic data transfer of debtor's payment data is made to us for posting to our computerized records. Our proposed collection process will be based on a strategy of closely monitoring contracts and maintaining frequent contact with debtors. As part of this process, we will make early, frequent contact with debtors and attempt to educate borrowers on how to manage monthly budgets. We will attempt to identify the underlying causes of a debtor's delinquency and to make an early collection risk assessment. We believe that our intended proactive collection process, including the identification of payment problems, will reduce our repossession rates. In support of our collection efforts, we intend to maintain collection software with collection operations, which will include a high-penetration autodialer. With the aid of the autodialer, after we have made arrangements with the debtor to make payments, we will attempt to contact any debtor whose account becomes six days past due. Although we will emphasize telephonic contact, we will also typically send past due notices to debtors when an account becomes ten days past due. In some cases, we intend to use the Western Union Quick Collection Service to collect borrower's payments and to reduce the incidence of bad checks. Western Union Quick Collection is a nationwide process whereby a debtor is required to deliver cash to a Western Union office for payment of a debt. The receiving Western Union then transfers the money to a related Western Union office as requested by the creditor.

Extensions and Modifications

If a borrower has current financial difficulties, but has previously demonstrated a positive history of payment on the contract, we will permit a payment extension of not more than two months during the term of a contract. Extensions will never exceed 2% of our contracts in our portfolio. Further, we will permit only one extension over the term of a contract and we will neither restructure contracts nor forbear any payments on contracts.

Repossession

We will make voluntary repossessions of a vacuum cleaner when resolution of a delinquency is not likely or when the we believe that the collateral is at risk. We make these judgments based upon our discussions with borrowers, the ability or inability to locate the borrowers or the vacuum cleaner, and other information. When a vacuum cleaner is repossessed, it will be sold through a private sale of the repossession, if possible. We will use our own staff to pursue recoveries of deficiency balances. We expect to incur a loss whenever we will have to repossess a vacuum cleaners. When we sell a repossessed vacuum cleaner, we record a net loss equal to the outstanding balance of the contract, less the proceeds from the sale of the vacuum cleaners. If an account becomes 120 days delinquent (other than accounts in bankruptcy) and we have repossessed the vacuum cleaner, but not yet received the sale proceeds, we will record a loss equal to the outstanding contract balance, less the estimated value of the vacuum cleaners.

Management Information Systems

We intend to rely on automated information management and data processing systems to maximize productivity, minimize credit losses and maintain data integrity. We will acquire hardware comprised of three computers. The three computers will cost $10,000. The software for the system is going to be created at a cost ranging from $10,000 to $20,000 to $30,000 and includes a universal loan accounting package for all aspects of our loan accounting and payment processing, and a collection software. $10,000 will give us a system that will allow us to operate at the minimum collection level. The more we spend, the more sophisticated the system. A system that would handle all of our needs and include other related benefits for us will cost up to $30,000

A basic software system that can be purchased for $10,000 will include features that hand trust accounting such as payments, adjustments, insufficient funds reversals, set-up fees, trust account adjustments, direct payments, commissions, client statements and direct payment invoices.

As more money is spent on the system, additional features can be added. If we spend $20,000 we will be able to add the following features: automatic dunning notices, collector contact information, payment planning process, and payment receipt processing.

If we spend $30,000 we will be able to add auto dialing, password and menu level security, check remittence history, collector productivity tracking, credit bureau reporting, contact scheduling with the debtor, debtor reminders of payment obligations, and post dated check processing.

If we receive the maximum amount of our offering, we intend to install an imaging system to make contract documents available on-screen and to decrease data entry costs. The specific cost of the imaging system is $20,000 and is included in the $30,000 allocated for software if the maximum amount of the proceeds is raised in this offering.

Government Regulation

We intend to conduct our business in Colorado, initially. We will be required to file a notification with the State of Colorado under the Colorado Uniform Commercial Code in accordance with Colorado Revised Statutes 5-6-201-203. An annual fee of $20.00 plus an annual volume fee are required. The annual volume fee is $12.00 for each $100,000, or part thereof, collected. Colorado does not regulate our proposed activities beyond the notification now disclosed.

If we expand to other states, in general, we will have to obtain and maintain licenses and registrations required by certain states' sales finance company laws and/or laws regulating purchases of installment or conditional sales contracts. We intend to obtain and maintain any and all additional qualifications, registrations and licenses necessary for the lawful conduct of its business and operations. Numerous federal and state consumer protection laws, including the Federal Truth-In-Lending Act, the Federal Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Federal Fair Debt Collection Practices Act, the Federal Trade Commission Act, and retail installment sales acts, retail installment sales acts and other similar laws regulate the origination and collection of consumer receivables and impact the Company's business. The relevant laws, among other things, (A) require us to (i) obtain and maintain certain licenses and qualifications, (ii) limit the finance charges, fees and other charges on the contracts purchased and (iii) provide specified disclosures to consumers; (B) limit the terms of the contracts; (C) regulate the credit application and evaluation process; (D) regulate certain servicing and collection practices; and (E) regulate the repossession and sale of collateral. These laws impose specific statutory liabilities upon creditors who fail to comply with their provisions and may give rise to an affirmative defense to payment of the consumer's obligation. In addition, certain of the laws make the assignee of a consumer installment contract liable for the violations of the assignor.

The failure to comply with such laws could have a material adverse effect upon us.

If a borrower defaults on a contract, we as the owner of the contract are entitled to exercise the remedies of a secured party under the Uniform Commercial Code or UCC as it is commonly referred to, which typically includes the right to repossession by self-help means unless such means would constitute a breach of peace. Under the UCC and other laws applicable in most states, a creditor is entitled, subject to possible prohibitions or limitations, to obtain a deficiency judgment from a borrower for any deficiency on repossession and resale of the vacuum cleaners securing the unpaid balance of the borrower's installment contract. Since a deficiency judgment against a borrower would be a personal judgment for the shortfall, and the defaulting borrower may have very little capital or few sources of income, in many cases it is not prudent to seek a deficiency judgment against a borrower or, if one is obtained, it may be settled at a significant discount.

Certain of our operations are subject to the Federal Debt Collections Procdures Act (""FDCPA"") and comparable statutes in many states. Under the FDCPA, a third-party collection agency is restricted in the methods it uses to collect consumer debt. For example, a third-party collection agency (1) is limited in communicating with persons other than the consumer about the consumer's debt, (2) may not telephone at inconvenient hours, and (3) must provide verification of the debt at the consumer's request. Requirements under state collection agency statutes vary, with most requiring compliance similar to that required under the FDCPA. In addition, most states and certain municipalities require collection agencies to be licensed with the appropriate authorities before collecting debts from debtors within those jurisdictions. We intend to establish policies to comply with the provisions of the FDCPA, comparable state statutes and applicable licensing requirements. We also intend to establish policies and procedures to reduce the likelihood of violations of the FDCPA and related state statutes.

Insurance

We do not maintain any insurance relating to our business or operations.

Marketing

Initially, we intend to market our services in the United States through traditional sources such as trade magazines, conventions and conferences, newspaper advertising, billboards, telephone directories and flyers / mailers primarily to other purchasers of class ""C"" commercial paper. We also intend to make personal contact with potential clients which may require us to travel and entertain potential customers. The extent of our marketing program will be based upon the amount of money we raise in this offering.

Competition

The accounts receivable management industry is highly fragmented and competitive. Competition is based largely on recovery rates, industry experience and reputation and service fees. Large volume creditors typically employ more than one accounts receivable management company at one time, and often compare performance rate and rebalance account placements towards higher performing servicers.

Our competitive position in the industry is non-existent and will be until we begin operations. Upon beginning operations, we believe our position will be minuscule. Initially, we intend to compete with other accounts receivable managers by using personal contact, with assurances of prompt, efficient service. If we able to attract business, we intend to be diligent in our operations in order to maintain our new relationship and to encourage the client to turn more accounts over to us.

Employees

We are a start-up stage company and currently have no employees, other than our officers and directors. We intend to hire additional employees on an as needed basis.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

We are a start-up stage corporation and have not started operations or generated or realized any revenues from our business operations.

Our auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not purchased any contracts or generated any revenues from the development. We believe the technical aspects of our website will be sufficiently developed to use for our operations 90 days from the completion of our offering. We must raise cash from operations. Our only other source for cash at this time is investments by others in our company. We must raise cash to implement our project and begin our operations. Even if we raise the maximum amount of money in this offering, we do not know how long the money will last, however, we do believe it will last twelve months. We will not begin operations until we raise money from this offering.

To meet our need for cash we are attempting to raise money from this offering. We cannot guarantee that once we begin operations we will stay in business after operations have commenced. Further, if we are unable to attract enough clients to utilize our services, we may quickly use up the proceeds from the minimum amount of money from this offering and will need to find alternative sources, like a second public offering, a private placement of securities, or loans from our officers or others in order for us to maintain our operations. At the present time, we have not made any arrangements to raise additional cash, other than through this offering.

If we need additional cash and cannot raise it we will either have to suspend operations until we do raise the cash, or cease operations entirely. If we raise the minimum amount of money from this offering, it will last a year but with limited funds available to develop growth strategy. If we raise the maximum amount, we believe the money will last a year and also provide funds for growth strategy. If we raise less than the maximum amount and we need more money we will have to revert to obtaining additional money as described in this paragraph. Other than as described in this paragraph, we have no other financing plans.

Plan of Operation

Assuming we raise the minimum amount in this offering, we believe we can satisfy our cash requirements during the next 12 months. We will not be conducting any product research or development. We do not expect to purchase or sell significant equipment. We intend to hire additional employees on an as needed basis.

We intend to accomplish the foregoing through the following milestones:

  Complete our public offering. We will expend our entire efforts to raising money. This could take up to 270 days from the date of this prospectus. We will not begin operations until we have closed this offering. We intend to concentrate all of our efforts on raising as much capital as we can during this period. This milestone is based upon our officers' and directors' previous and current work experiences as well as their life experiences.

  After completing the offering, we will rent an office and obtain the necessary software to begin servicing the contracts. Establishing our office will take two to three weeks from the completion of our public offering. We believe that it will cost $20,000 to acquire the equipment and software to begin operations. We have allocated $500.00 per month for office rent. We intend to hire employees as needed. Our officers and directors will handle our administrative duties. This milestone is based upon our officers' and directors' previous and current work experiences as well as their life experiences.

  We intend to initiate marketing operations within approximately 20-30 days from setting up our office. We believe that it will cost a minimum of $20,000 for our marketing campaign. If we raise the maximum amount of proceeds from the offering, we will devote $60,000 to our marketing program. Initially, we intend to market our services in the state of Colorado, through traditional sources such as trade magazines, conventions and conferences, newspaper advertising, billboards, telephone directories and flyers / mailers primarily to other purchasers of class ""C"" commercial paper. We also intend to make personal contact with potential clients which may require us to travel and entertain potential customers. The extent of our marketing program will be based upon the amount of money we raise in this offering. If we raise more than the minimum, we intend to spend more on the quality of the advertisements as well as the volume of advertisements. Marketing is an ongoing matter that will continue during the life of our operations. We also believe that we should begin to see results from our marketing campaign within 30 days from its initiation, or 90 days from setting up our office. This milestone is based upon our officers' and directors' previous and current work experiences as well as their life experiences.

  Within 90 days or less from establishing our office, we will begin servicing contracts. This milestone is based upon our officers' and directors' previous and current work experiences as well as their life experiences.

In summary, we should be in full operation and receiving orders within 90 days of completing our offering.

If we cannot generate sufficient revenues to continue operations, we will suspend or cease operations. If we cease operations, we do not know what we will do and we do not have any plans to do anything else. If this occurs, you will lose all of your investment.

Limited operating history; need for additional capital

There is no historical financial information about us upon which to base an evaluation of our performance. We are in start-up stage operations and have not generated any revenues. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

Results of operations

From Inception on August 23, 2004 to February 28, 2005

During this period we incorporated the company, hired the attorney, and hired the auditor for the preparation of this prospectus. We have prepared an internal business plan. Our loss since inception is $20,804 of which $15,000 is for legal fees, $5,707 for audit and accounting fees; and $97 is for filing fees and general office costs. We have not started our proposed business operations and will not do so until we have completed this offering. We expect to begin operations 100 days after we complete this offering.

Since inception, we sold 5,000,000 shares of common stock to our officers and directors for $100.

Liquidity and capital resources

As of the date of this registration statement, we have yet to generate any revenues from our business operations.

We issued 5,000,000 shares of common stock through a Section 4(2) offering in August 2004. This was accounted for as a sale of common stock.

As of February 28, 2005, our total assets were $203 in cash and our total liabilities were $20,907 comprised of an officer loan of $18,200 and accounts payable of $2,707. Scott D. McDowell, our president, loaned us the sum of $18,600 to pay for legal, accounting and other expenses associated with the this offering. The amount due Mr. McDowell will not be repaid from the proceeds of this offering, but will only be paid from revenues generated from our operations. The loan is without interest and the agreement with Mr. McDowell is oral. There is no written documentation evidencing the same.

Upon this registgration statement being declared effective by the SEC, we will be obligated to pay Mr. Lysiak $10,000. This is in addition to $15,000 we have already paid him. We will pay the balance due Mr. Lysiak from the proceeds of this offering.

MANAGEMENT

Officers and Directors

Each of our directors serves until his or her successor is elected and qualified. Each of our officers is elected by the board of directors to a term of one (1) year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office. The board of directors has no nominating, auditing or compensation committees.

The name, address, age and position of our present officers and directors are set forth below:

Name and Address	Age	Position(s)
Scott D. McDowell	55	president, chief executive officer, treasurer, chief
98 So. Holman Way		financial officer, chief accounting officer, and
Golden, CO 80401		a member of the board of directors

Carlos Lucero	25	vice president of operations, secretary and a
1101 S. Garrison Street, #203		member of the board of directors
Lakewood, CO 80232

The persons named above has held their offices/positions since inception of our company and are expected to hold their offices/positions until the next annual meeting of our stockholders.

Background of officers and directors

Scott D. McDowell has been our president, chief executive officer, treasurer, chief financial officer, chief accounting officer, and a member of our board of directors since our inception on August 23, 2004. Since July, 1995, Mr. McDowell has been President and Operating Manager of Scott D. McDowell & Associates, LLC located in Golden, Colorado. Scott D. McDowell & Associates is engaged in the business of counseling small businesses on strategic planning, capitalization and securing financing. Mr. McDowell is not involved with any activities in connection with offerings of securities or buying and selling securities, as principal or agent for others.

Carlos Lucero has been vice president of operations, secretary, and a member of our board of directors since our inception on August 23, 2004. Since January 2004, Mr. Lucero has been a trader in the Englewood, Colorado branch office of Smith Barney Inc., a New York Stock Exchange member and an SEC registered broker/dealer. From July 2002 to January 2004, Mr. Lucero was a trader for the brokerage house of Trust Company of America in Englewood, Colorado. From July 2000 to July 2002, Mr. Lucero was a trader in the Englewood, Colorado branch officer of Merrill Lynch Pierce Fenner & Smith, a New York stock exchange and NASD member registered with the SEC.

Audit Committee Financial Expert

We do not have an audit committee financial expert. We do not have an audit committee financial expert because we believe the cost related to retaining a financial expert at this time is prohibitive. Further, because of our limited operations, we believe the services of a financial expert are not warranted.

Conflicts of Interest

The only conflict that we foresee are that our officers and directors will devote time to projects that do not involve us. Currently, Scott McDowell devotes 50% of this time to counseling small businesses on strategic planning, capitalization and securing financing and Mr. Lucero devotes 50% of his time to trading securities at Smith Barney Inc.

EXECUTIVE COMPENSATION

The following table sets forth the compensation paid by us from inception on August 23, 2004 through February 28, 2005, for our officers and directors. This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any.

Summary Compensation Table

Long-Term Compensation
		Annual Compensation				Awards	Payouts
Securities
				Other	Under	Restricted		Other
				Annual	Options/	Shares or		Annual
Names				Compen-	SARs	Restricted	LTIP	Compen-
Executive Officer and	Year	Salary	Bonus	sation	Granted	Share/Units	Payouts	sation
Principal Position	Ended	(US$)	(US$)	(US$)	(#)	(US$)	(US$)	(US$)

Scott D. McDowell	2004	0	0	0	0	0	0	0
President, Treasurer &
Director

Carlos Lucero	2004	0	0	0	0	0	0	0
Vice President Operations,
Secretary & Director

We have no employment agreements with any of our officers. We do not contemplate entering into any employment agreements until such time as we begin profitable operations.

The compensation discussed herein addresses all compensation awarded to, earned by, or paid to our named executive officer.

There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers and directors other than as described herein.

Long-Term Incentive Plan Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

Compensation of Directors

Our directors do not receive any compensation for serving as members of the board of directors.

Indemnification

Under our Bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Colorado.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

PRINCIPAL STOCKHOLDERS

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what their ownership will be assuming completion of the sale of all shares in this offering . The stockholders listed below have direct ownership of their shares and possesses sole voting and dispositive power with respect to the shares.

			Number of Shares	Percentage of
	Number of	Percentage of	After Offering	Ownership After
	Shares	Ownership	Assuming all of	the Offering
Name and Address	Before the	Before the	the Shares are	Assuming all of the
Beneficial Owner [1]	Offering	Offering	Sold	Shares are Sold

Scott D. McDowell	5,000,000	100%	5,000,000	66.67%
98 S. Holman Way
Golden, CO 80401

Carlos Lucero	0	0.00%	0	0.00%
1101 S. Garrison Street, #203
Lakewood, CO 80232

All officers and directors as	5,000,000	0.00%	0	66.67%
a group (2 Individuals)

[1]     The persons named above may be deemed to be "parents" and "promoters" of our company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his or her direct and indirect stock holdings. Messrs. McDowell and Lucero are our only "promoters."

Future sales by existing stockholder

A total of 5,000,000 shares of common stock were issued to one of our officers and directors, Scott D. McDowell, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing one year after their acquisition.

Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

There is no public trading market for our common stock. There are no outstanding options or warrants to purchase, or securities convertible into, our common stock. There is one holder of record for our common stock. The record holder is Scott D. McDowell, one of our officers and directors who owns 5,000,000 restricted shares of our common stock.

DESCRIPTION OF SECURITIES

Common Stock

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.00001 per share. The holders of our common stock:

*	have equal ratable rights to dividends from funds legally available if and when declared by our board of directors;
*	are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;
*	do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and
*	are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock that are the subject of this offering, when issued, will be fully paid for and non-assessable. We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Non-cumulative voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, assuming the sale of all of the shares of common stock, the present stockholder will own approximately 66.67% of our outstanding shares.

Cash dividends

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Anti-takeover provisions

There are no Nevada anti-takeover provisions that may have the affect of delaying or preventing a change in control.

Reports

After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-KSB, 10-QSB, and 8-K. You may read copies of any materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

Stock transfer agent

Our stock transfer agent for our securities is Pacific Stock Transfer Company, 500 East Warm Springs Road, Las Vegas, Nevada 89120. Its telephone number is (702) 361-3033.

CERTAIN TRANSACTIONS

In August 2004, we issued a total of 5,000,000 shares of restricted common stock to Scott D. McDowell, one of our officers and directors in consideration of $100.

Scott D. McDowell, our president, loaned us the sum of $18,600 to pay for legal, accounting and other expenses associated with the this offering. The amount due Mr. McDowell will not be repaid from the proceeds of this offering, but will only be paid from revenues generated from our operations. The loan is without interest and the agreement with Mr. McDowell is oral. There is no written documentation evidencing the same.

LITIGATION

We are not a party to any pending litigation and none is contemplated or threatened.

EXPERTS

Our financial statements for the period from inception to August 31, 2004, included in this prospectus have been audited by Williams & Webster, P.S., Certified Public Accountants, 601 West Riverside Avenue, Suite 1940, Spokane, Washington 99201 as set forth in their report included in this prospectus. Their report is given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

Conrad C. Lysiak, Attorney at Law, 601 West First Avenue, Suite 503, Spokane, Washington 99201, telephone (509) 624-1475 has opined on the validity of the securities being registered. Pursuant to Mr. Lysiak's letter of engagement, Mr. Lysiak's fee for representing us is $25,000. $15,000 was paid when we engaged him and $10,000 is due on SEC effectiveness. The $10,000 is not contingent upon the offering being successfully completed, but is due and payable upon SEC effectiveness. Mr. Lysiak will not receive any interest of any kind in Bulldog. Further, Mr. Lysiak is not a related party or a promoter of Bulldog.

FINANCIAL STATEMENTS

Our fiscal year end is August 31. We will provide audited financial statements to our stockholders on an annual basis; the statements will be audited by a firm of Certified Public Accountants.

Financial statements for February 28, 2005 and August 23, 2004 (inception) to August 31, 2004, immediately follow:

BULLDOG FINANCIAL, INC.
(A Development Stage Enterprise)
BALANCE SHEETS

	February 28,
	2005	August 31,
	(unaudited)	2004

ASSETS
CURRENT ASSETS
Cash	$203	$100
Total Current Assets	203	100

TOTAL ASSETS	$203	$100

LIABILITIES AND STOCKHOLDERS' EQUITY
(DEFICIT)

CURRENT LIABILITIES
Accounts payable	$2,707	$-
Accounts payable - related party	18,200	18,000
Total Current Liabilities	20,907	18,000

COMMITMENTS AND CONTINGENCIES	-	-

STOCKHOLDERS' EQUITY (DEFICIT)
Common stock, 100,000,000 shares authorized, $0.00001
par value; 5,000,000 shares issued and outstanding	50	50
Additional paid-in capital	50	50
Accumulated deficit	(20,804)	(18,000)
Total Stockholder's Equity (Deficit)	(20,704)	(17,900)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY
(DEFICIT)	$203	$100

See accompanying notes to the financial statements.

BULLDOG FINANCIAL, INC.
(A Development Stage Enterprise)
STATEMENTS OF OPERATIONS

						From
		For the Three		For the Six		August 23, 2004
		Months Ended		Months Ended		(Inception) to
		February 28,		February 28,		February 28,
		2005		2005		2005
		(unaudited)		(unaudited)		(unaudited)

REVENUES		$-		$-		$-

EXPENSES
Office		32		97		97
Accounting		2,707		2,707		5,707
Legal		-		-		15,000
TOTAL EXPENSES		2,739		2,804		20,804

LOSS FROM OPERATIONS		(2,739)		(2,804)		(20,804)

LOSS BEFORE INCOME TAXES		(2,739)		(2,804)		(20,804)

INCOME TAXES		-		-		-

NET LOSS		$(2,739)		$(2,804)		$(20,804)

NET LOSS PER COMMON SHARE,
BASIC AND DILUTED	$	nil	$	nil	$	nil

WEIGHTED AVERAGE NUMBER OF
COMMON STOCK SHARES
OUTSTANDING, BASIC AND
DILUTED		5,000,000		5,000,000		5,000,000

See accompanying notes to the financial statements.

BULLDOG FINANCIAL, INC.
(A Development Stage Enterprise)
STATEMENTS OF CASH FLOWS

	For the Six	From
	Months Ended	August 23, 2004
	February 28,	(Inception) to
	2005	February 28, 2005
	(unaudited)	(unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(2,804)	$(20,804)
Adjustments to reconcile net loss
to net cash provided by operating activities:
Increase in accounts payable	2,707	2,707
Increase in accounts payable - related party	200	18,200
Net cash provided by operating activities	103	103

CASH FLOWS FROM INVESTING ACTIVITIES	-	-

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of common stock	-	100
Net cash provided by financing activities	-	100

Change in cash	103	203

Cash, beginning of period	100	-

Cash, end of period	$203	$203

SUPPLEMENTAL CASH FLOW DISCLOSURES:
Interest paid	$-	$-
Income taxes paid	$-	$-

See accompanying notes to the financial statements.

BULLDOG FINANCIAL, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
CONDENSED NOTES TO FINANCIAL STATEMENTS
FEBRUARY 28, 2005

NOTE 1 - BASIS OF PRESENTATION

The foregoing unaudited interim financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-QSB and Regulation S-B as promulgated by the Securities and Exchange Commission (" SEC"). Accordingly, these financial statements do not include all of the disclosures required by generally accepted accounting principles in the United States of America for complete financial statements. These unaudited interim financial statements should be read in conjunction with the Company' s audited financial statements for the period ended August 30, 2004. In the opinion of management, the unaudited interim financial statements furnished herein include all adjustments, all of which are of a normal recurring nature, necessary for a fair statement of the results for the interim period presented. Operating results for the six month period ended February 28, 2005 are not necessarily indicative of the results that may be expected for the year ending August 30, 2005.

The preparation of financial statements in accordance with generally accepted accounting principles in the United States of America requires the use of estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities known to exist as of the date the financial statements are published, and the reported amounts of revenues and expenses during the reporting period. Uncertainties with respect to such estimates and assumptions are inherent in the preparation of the Company's financial statements; accordingly, it is possible that the actual results could differ from these estimates and assumptions and could have a material effect on the reported amounts of the Company' s financial position and results of operations.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES

This summary of significant accounting policies of Bulldog Financial, Inc. is presented to assist in understanding the Company' s financial statements. The financial statements and notes are representations of the Company's management, which is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America, and have been consistently applied in the preparation of the financial statements.

Accounting Method
The Company's financial statements are prepared using the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.

Accounting Pronouncements

In November 2004, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 151," Inventory Costs - an amendment of ARB No. 43, Chapter 4" (hereinafter "SFAS No. 151"). This statement amends the guidance in

BULLDOG FINANCIAL, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
CONDENSED NOTES TO FINANCIAL STATEMENTS
FEBRUARY 28, 2005

ARB No. 43, Chapter 4, "Inventory Pricing," by clarifying that abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage) should be recognized as current-period charges and by requiring the allocation of fixed production overheads to inventory based on the normal capacity of the production facilities. This statement is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Management believes the adoption of this Statement will have no impact on the Company's financial condition or results of operations.

In December 2004, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 152, " Accounting for Real Estate Time-Sharing Transactions - an amendment of FASB Statements No. 66 and 67" (hereinafter "SFAS No. 152"), which amends FASB Statement No. 66, "Accounting for Sales of Real Estate", to reference the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in AICPA Statement of Position 04-2, "Accounting for Real Estate Time-Sharing Transactions" (hereinafter "SOP 04-2"). This statement also amends FASB Statement No. 67, "Accounting for Costs and Initial Rental Operations of Real Estate Projects" to state that the guidance for (a) incidental operations and (b) costs incurred to sell real estate projects does not apply to real estate time-sharing transactions. The accounting for those operations and costs is subject to the guidance in SOP 04-2. This statement is effective for financial statements for fiscal years beginning after June 15, 2005. Management believes the adoption of this Statement will have no impact on the Company's financial condition or results of operations.

In December 2004, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 153, "Exchanges of Nonmonetary Assets - an Amendment of APB Opinion No. 29," (hereinafter "SFAS No. 153"). This statement eliminates the exception to fair value for exchanges of similar productive assets and replaces it with a general exception for exchange transactions that do not have commercial substance, defined as transactions that are not expected to result in significant changes in the cash flows of the reporting entity. This statement is effective for financial statements for fiscal years beginning after June 15, 2005. Management believes the adoption of this statement will have no impact on the Company's financial condition or results of operations.

In December 2004, the Financial Accounting Standards Board issued a revision to Statement of Financial Accounting Standards No. 123 (revised 2004), "Share-Based Payments" (hereinafter "SFAS No. 123 (R)"). This statement replaces FASB Statement No. 123, "Accounting for Stock-Based Compensation," and supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees." SFAS No. 123 (R) establishes standards for the accounting for share-based payment transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity's equity instruments or that may be settled by the issuance of those equity instruments. This statement covers a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based award,

BULLDOG FINANCIAL, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
CONDENSED NOTES TO FINANCIAL STATEMENTS
FEBRUARY 28, 2005

share appreciation rights and employee share purchase plans. SFAS No. 123 (R) requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the fair value of the award on the grand date (with limited exceptions). That cost will be recognized in the entity' s financial statements over the period during which the employee is required to provide services in exchange for the award. Management has not currently evaluated the impact of adoption on its overall results of operations or financial position.

Cash and Cash Equivalents
For purposes of the statement of cash flows, the Company considers all highly liquid investments and short-term debt instruments with original maturities of three months or less to be cash equivalents.

Derivative Instruments
The Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" (hereinafter "SFAS No. 133"), as amended by SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective Date of FASB No. 133", and SFAS No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities", and SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities." These statements establish accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. They require that an entity recognize all derivatives as either assets or liabilities in the balance sheet and measure those instruments at fair value.

If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of gain or loss recognition on the hedging derivative with the recognition of (i) the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk or (ii) the earnings effect of the hedged forecasted transaction. For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change.

At February 28, 2005 and August 31, 2004, the Company has not engaged in any transactions that would be considered derivative instruments or hedging activities.

Earnings Per Share
The Company has adopted Statement of Financial Accounting Standards No. 128, which provides for calculation of "basic" and "diluted" earnings per share. Basic earnings per share includes no dilution and is computed by dividing net income (loss) available to common shareholders by the weighted average common shares outstanding for the period. Diluted earnings per share reflect the potential dilution of securities that could share in the earnings of an entity similar to fully diluted earnings per share. Basic and diluted loss per share were the same, at the reporting date, as there were no common stock equivalents outstanding.

BULLDOG FINANCIAL, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
CONDENSED NOTES TO FINANCIAL STATEMENTS
FEBRUARY 28, 2005

Fair Value of Financial Instruments
The Company's financial instruments as defined by Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments," may include cash, trade accounts receivable, and accounts payable and accrued expenses. All instruments are accounted for on a historical cost basis, which, due to the short maturity of these financial instruments, reasonably approximates fair value at February 28, 2005 and August 31, 2004.

Provision for Taxes
Income taxes are provided based upon the liability method of accounting pursuant to Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (hereinafter "SFAS No. 109"). Under this approach, deferred income taxes are recorded to reflect the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end. A valuation allowance is recorded against deferred tax assets if management does not believe the Company has met the "more likely than not" standard imposed by SFAS No. 109 to allow recognition of such an asset.

At February 28, 2005, the Company had net deferred tax assets calculated at an expected rate of 34% of approximately $7,000, principally arising from net operating loss carryforwards for income tax purposes. As management of the Company cannot determine that it is more likely than not that the Company will realize the benefit of the net deferred tax asset, a valuation allowance equal to the net deferred tax asset has been established at February 28, 2005. The significant components of the deferred tax asset are as follows for the rates shown:

	February 28,	August 31,
	2005	2004

Net operating loss carryforward	$20,804	$18,000
Deferred tax asset	$7,000	$6,000
Deferred tax asset valuation allowance	$(7,000)	$(6,000)

At February 28, 2005, the Company has net operating loss carryforwards of $20,804, which expire in the years 2015 through 2020. The change in the valuation allowance from August 31, 2004 to February 28, 2005 was $1,000.

Revenue Recognition
The Company recognizes revenue from contracts (1) upon actual sale (disposition) of such contracts and (2) upon actual cash collections from ongoing contracts. With these two types of revenue sources, revenue is thereby recorded when there is persuasive evidence that an arrangement exists, services have been rendered, the contract price is determinable, and collectibility is reasonably assured (or, in the case of ongoing contracts, actually collected).

BULLDOG FINANCIAL, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
CONDENSED NOTES TO FINANCIAL STATEMENTS
FEBRUARY 28, 2005

Use of Estimates
The process of preparing financial statements in conformity with accounting principles generally accepted in the United States of America requires the use of estimates and assumptions regarding certain types of assets, liabilities, revenues, and expenses. Such estimates primarily relate to unsettled transactions and events as of the date of the financial statements. Accordingly, upon settlement, actual results may differ from estimated amounts.

Going Concern
As shown in the accompanying financial statements, the Company had an accumulated deficit of $18,097 incurred through February 28, 2005. The Company has no revenues, limited cash, and negative working capital, nor has this situation changed substantially since our last audit, and was disclosed in the auditor's report for the period ended August 31, 2004. Management has established plans to begin generating revenues and decrease debt. Management intends to seek additional capital from new equity securities offerings that will provide funds needed to increase liquidity, fund internal growth and fully implement its business plan. These plans, if successful, will mitigate the factors which raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

The timing and amount of capital requirements will depend on a number of factors, including demand for products and services and the availability of opportunities for international expansion through affiliations and other business relationships.

NOTE 3 - COMMON STOCK

The Company is authorized to issue 100,000,000 shares of common stock. All shares have equal voting rights, are non-assessable and have one vote per share. Voting rights are not cumulative and, therefore, the holders of more than 50% of the common stock could, if they choose to do so, elect all of the directors of the Company.

In its initial capitalization in August 2004, the Company issued 5,000,000 shares of common stock for a total of $100 cash.

During the six months ended February 28, 2005, the Company did not issue any additional common stock.

BULLDOG FINANCIAL, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
CONDENSED NOTES TO FINANCIAL STATEMENTS
FEBRUARY 28, 2005

NOTE 4 - RELATED PARTY TRANSACTIONS

Accounts payable to related parties represents amounts due to the president and chief executive officer for payment of expenses on behalf of the Company. These payables are non-interest bearing and non-collateralized.

The Company also uses office space of the Company's president and chief executive officer and pays no rent. The value of this space is considered immaterial for financial reporting purposes at February 28, 2005 and August 31, 2004. There is no rental agreement and the Company has plans to locate to a permanent office in the near future.

Board of Directors
Bulldog Financial, Inc.
Golden, Colorado

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have audited the accompanying balance sheet of Bulldog Financial, Inc. (a development stage enterprise and Nevada Corporation) as of August 31, 2004, and the related statements of operations, stockholders' equity (deficit) and cash flows for the period from August 23, 2004 (inception) through August 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Bulldog Financial, Inc., (a development stage enterprise) as of August 31, 2004 and the results of its operations, stockholders' equity (deficit) and cash flows for the period from August 23, 2004 (inception) through August 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has been in the development stage since its inception on August 23, 2004, has negative working capital, and no revenues. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans are also discussed in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Williams & Webster, P.S.
Williams & Webster, P.S.
Certified Public Accountants
Spokane, Washington
October 6, 2004

BULLDOG FINANCIAL, INC.
(A Development Stage Enterprise)
BALANCE SHEET
AUGUST 31, 2004

ASSETS
CURRENT ASSETS
Cash	$100
Total Current Assets	100

TOTAL ASSETS	$100

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable - related party	$18,000
Total Current Liabilities	18,000

COMMITMENTS AND CONTINGENCIES	-

STOCKHOLDERS' EQUITY (DEFICIT)
Common stock, 100,000,000 shares authorized, $0.00001
par value; 5,000,000 shares issued and outstanding	50
Additional paid-in capital	50
Accumulated deficit	(18,000)
Total Stockholder's Equity (Deficit)	(17,900)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$100

The accompanying notes are an integral part of these financial statements.

BULLDOG FINANCIAL, INC.
(A Development Stage Enterprise)
STATEMENT OF OPERATIONS
FROM AUGUST 23, 2004 (INCEPTION) TO AUGUST 31, 2004

REVENUES		$-

EXPENSES
Accounting		3,000
Legal		15,000
TOTAL EXPENSES		18,000

LOSS FROM OPERATIONS		(18,000)

LOSS BEFORE INCOME TAXES		(18,000)

INCOME TAXES		-

NET LOSS		$(18,000)

NET LOSS PER COMMON SHARE,
BASIC AND DILUTED	$	nil

WEIGHTED AVERAGE NUMBER OF
COMMON STOCK SHARES
OUTSTANDING, BASIC AND DILUTED		5,000,000

The accompanying notes are an integral part of these financial statements.

BULLDOG FINANCIAL, INC.
(A Development Stage Enterprise)
STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

					Total
	Common Stock		Additional		Stockholders'
	Number		Paid-in	Accumulated	Equity
	of Shares	Amount	Capital	Deficit	(Deficit)
Balance August 23, 2004	-	$-	$-	$-	$-

Common stock issued for cash at $0.00002
per share	5,000,000	50	50	-	100

Net loss for period ended August 31, 2004	-	-	-	(18,000)	(18,000)

Balance, August 31, 2004	5,000,000	$50	$50	$(18,000)	$(17,900)

The accompanying notes are an integral part of these financial statements.

BULLDOG FINANCIAL, INC.
(A Development Stage Enterprise)
STATEMENT OF CASH FLOWS
FROM AUGUST 23, 2004 (INCEPTION) TO AUGUST 31, 2004

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(18,000)
Adjustments to reconcile net loss
to net cash provided by operating activities:
Increase in accounts payable - related party	18,000
Net cash provided by operating activities	-

CASH FLOWS FROM INVESTING ACTIVITIES	-

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of common stock	100
Net cash provided by financing activities	100

Change in cash	100

Cash, beginning of period	-

Cash, end of period	$100

SUPPLEMENTAL CASH FLOW DISCLOSURES:
Interest paid	$-
Income taxes paid	$-

The accompanying notes are an integral part of these financial statements.

BULLDOG FINANCIAL, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO FINANCIAL STATEMENTS
AUGUST 31, 2004

NOTE 1 - DESCRIPTION OF BUSINESS

Bulldog Financial, Inc. (hereinafter "The Company") was incorporated on August 23, 2004 under the laws of the State of Nevada for any lawful business. The principal business of the Company is accounts receivable management. The Company expects to purchase defaulted contracts from lenders and to pursue collections from the contract debtors.

The Company is in the development stage and as of August 31, 2004 had not realized any revenues from its planned operations. The Company's year-end is August 31.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES

This summary of significant accounting policies of Bulldog Financial, Inc. is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management, which is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America, and have been consistently applied in the preparation of the financial statements.

Accounting Method
The Company's financial statements are prepared using the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.

Accounting Pronouncements
In May 2003, the Financial Account Standards Board issued Statement of Financial Accounting Standards no. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity" (hereinafter "SFAS No. 150"). SFAS No. 150 establishes standards for classifying and measuring certain financial instruments with characteristics of both liabilities and equity and requires that those instruments be classified as liabilities in statements of financial position. Previously, many of those instruments were classified as equity. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003 and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The Company does not expect that the adoption of the statement will affect its financial statements.

In April 2003, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 149, "Amendment of Statement 133 on Derivative instruments and Hedging Activities: (hereinafter "SFAS No. 149"). SFAS No. 149 amends and clarifies the accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities". This statement is effective for contracts entered into or modified after December 31, 2003 and for hedging

BULLDOG FINANCIAL, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO FINANCIAL STATEMENTS
AUGUST 31, 2004

relationships designated after December 31, 2003. The adoption of SFAS No. 149 is not expected to have an impact on the financial position or results of operations of the Company as the Company does not anticipate engaging in derivative or hedging activities.

In December 2002, the Financial Accounting Standards Board issued Statement No. 148 (hereinafter "SFAS No. 148") on "Accounting for Stock-Based Compensation - Transition and Disclosure." This statement provides alternative methods of transition for companies that choose to switch to the fair value method of accounting for stock options. SFAS No. 148 also makes changes in the disclosure requirements for stock-based compensation, regardless of which method of accounting is chosen. Under the new standard, companies must report certain types of information more prominently and in a more understandable format in the footnotes to the financial statements, and this information must be included in interim as well as annual financial statements. The Company has not had any stock based compensation and therefore there are no disclosure requirements of SFAS No. 148 in these financial statements.

Cash and Cash Equivalents
For purposes of the statement of cash flows, the Company considers all highly liquid investments and short-term debt instruments with original maturities of three months or less to be cash equivalents.

Derivative Instruments
The Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" (hereinafter "SFAS No. 133"), as amended by SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective Date of FASB No. 133", and SFAS No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities", and SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities". These statements establish accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. They require that an entity recognize all derivatives as either assets or liabilities in the balance sheet and measure those instruments at fair value.

If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of gain or loss recognition on the hedging derivative with the recognition of (i) the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk or (ii) the earnings effect of the hedged forecasted transaction. For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change.

At August 31, 2004, the Company has not engaged in any transactions that would be considered derivative instruments or hedging activities.

BULLDOG FINANCIAL, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO FINANCIAL STATEMENTS
AUGUST 31, 2004

Earnings Per Share
The Company has adopted Statement of Financial Accounting Standards No. 128, which provides for calculation of "basic" and "diluted" earnings per share. Basic earnings per share includes no dilution and is computed by dividing net income (loss) available to common shareholders by the weighted average common shares outstanding for the period. Diluted earnings per share reflect the potential dilution of securities that could share in the earnings of an entity similar to fully diluted earnings per share. Basic and diluted loss per share were the same, at the reporting date, as there were no common stock equivalents outstanding.

Fair Value of Financial Instruments
The Company's financial instruments as defined by Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments," may include cash, trade accounts receivable, and accounts payable and accrued expenses. All instruments are accounted for on a historical cost basis, which, due to the short maturity of these financial instruments, reasonably approximates fair value at August 31, 2004.

Provision for Taxes
Income taxes are provided based upon the liability method of accounting pursuant to Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." Under this approach, deferred income taxes are recorded to reflect the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end. A valuation allowance is recorded against deferred tax assets if management does not believe the Company has met the "more likely than not" standard imposed by SFAS No. 109 to allow recognition of such an asset.

At August 31, 2004, the Company had net deferred tax assets calculated at an expected rate of 34% of approximately $6,000, principally arising from net operating loss carryforwards for income tax purposes. As management of the Company cannot determine that it is more likely than not that the Company will realize the benefit of the net deferred tax asset, a valuation allowance equal to the net deferred tax asset has been established at August 31, 2004. The significant components of the deferred tax asset at August 31, 2004 were as follows:

Net operating loss carryforward	$18,000

Deferred tax asset	$6,000
Deferred tax asset valuation allowance	$(6,000)

At August 31, 2004, the Company has net operating loss carryforwards of approximately $18,000, which expire in the year 2024. The allowance account has been recorded at $6,000.

BULLDOG FINANCIAL, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO FINANCIAL STATEMENTS
AUGUST 31, 2004

Revenue Recognition
The Company will recognize revenue from contracts (1) upon actual sale (disposition) of such contracts and (2) upon actual cash collections for ongoing contracts. With these two types of revenue sources, revenue will thereby be recorded when there is persuasive evidence that an arrangement exists, services have been rendered, the contract price is determinable, and collectibility is reasonably assured (or, in the case of ongoing contracts, actually collected).

Use of Estimates
The process of preparing financial statements in conformity with accounting principles generally accepted in the United States of America requires the use of estimates and assumptions regarding certain types of assets, liabilities, revenues, and expenses. Such estimates primarily relate to unsettled transactions and events as of the date of the financial statements. Accordingly, upon settlement, actual results may differ from estimated amounts.

Going Concern
As shown in the accompanying financial statements, the Company had an accumulated deficit of $18,000 incurred through August 31, 2004. The Company has no revenues, limited cash, and negative working capital. Management has established plans to begin generating revenues and decrease debt. Management intends to seek additional capital from new equity securities offerings that will provide funds needed to increase liquidity, fund internal growth and fully implement its business plan. These plans, if successful, will mitigate the factors which raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue in existence. The Company anticipates that it will need $60,000 to continue in existence for the following twelve months. The Company will be able to control its cash outflows for contracts purchased based upon funds received.

NOTE 3 - CAPITAL STOCK

The Company is authorized to issue 100,000,000 shares of common stock. All shares have equal voting rights, are non-assessable and have one vote per share. Voting rights are not cumulative and, therefore, the holders of more than 50% of the common stock could, if they choose to do so, elect all of the directors of the Company.

In its initial capitalization in August 2004, the Company issued 5,000,000 shares of common stock for a total of $100 cash.

BULLDOG FINANCIAL, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO FINANCIAL STATEMENTS
AUGUST 31, 2004

NOTE 4 - RELATED PARTY TRANSACTIONS

Accounts payable to related parties represents amounts due to the president and chief executive officer for payment of expenses on behalf of the Company. These payables are non-interest bearing and not collateralized.

The Company also uses office space of the Company's president and chief executive officer and pays no rent. The value of this space is considered immaterial for financial reporting purposes at August 31, 2004. There is no rental agreement and the Company has plans to locate to a permanent office in the near future.

NOTE 5 - COMMITMENTS AND CONTINGENCIES

The Company is presently undertaking the required steps to register as a publicly traded company. In this regard, the Company has signed a contract with a securities attorney to assist in this matter. The total fees to be paid to the attorney amount to $25,000. Of this amount, $15,000 was paid when attorney services began and is recorded as legal fees in the accompanying financial statements. The remaining $10,000 will be due when the Company's registration statement is declared effective by the Securities and Exchange Commission.

Until ___________________, 2005, ninety days after the date of this prospectus, all dealers effecting transactions in our registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of the Registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

1.	Section 4 of the Articles of Incorporation, filed as Exhibit 3.1 to the Registration Statement.
2.	Article X of the Bylaws, filed as Exhibit 3.2 to the Registration Statement.
3.	Nevada Revised Statutes, Chapter 78.

The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making the company responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

ITEM 25.     OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The estimated expenses of the offering (assuming all shares are sold), all of which are to be paid by the registrant, are as follows:

SEC Registration Fee	$100
Printing Expenses	1,500
Audit/administrative Fees and Expenses	10,000
Blue Sky Fees/Expenses	1,200
Legal Fees/ Expenses	25,000
Escrow fees/Expenses	0
Transfer Agent Fees	1,800
Miscellaneous Expenses	400
TOTAL	$40,000

ITEM 26.     RECENT SALES OF UNREGISTERED SECURITIES.

Since inception, the Registrant has sold the following securities that were not registered under the Securities Act of 1933, as amended.

Name and Address	Date	Shares	Consideration

Scott D. McDowell	August 31, 2004	5,000,000	$100.00 in cash
98 S. Holman Way
Golden, CO 80401

We issued the foregoing restricted shares of common stock to Scott D. McDowell, one of our officers and directors pursuant to Section 4(2) of the Securities Act of 1933. He is a sophisticated investor and in possession of all material information relating to us. Further, no commissions were paid to anyone in connection with the sale of the shares and general solicitation was not made to anyone.

ITEM 27. EXHIBITS.

The following exhibits are filed as part of this registration statement, pursuant to Item 601 of Regulation S-B.

Exhibit No.	Document Description

3.1*	Articles of Incorporation.
3.2*	Bylaws.
4.1*	Specimen Stock Certificate.
5.1*	Opinion of Conrad C. Lysiak, Esq. regarding the legality of the Securities being registered.
23.1	Consent of Williams & Webster, P.S., Certified Public Accountants.
23.2	Consent of Conrad C. Lysiak, Esq.
99.1*	Subscription Agreement.

* Previously filed.

ITEM 28. UNDERTAKINGS.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

	a.	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

b.

Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Not withstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

	c.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any change to such information in the registration statement.

2.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of this amended Form SB-2 Registration Statement and has duly caused this amended Form SB-2 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Denver, Colorado, on this 12th day of July, 2005.

BULLDOG FINANCIAL, INC.

BY:	/s/ Scott D. McDowell
Scott D. McDowell, President, Principal Executive Officer, Treasurer, Principal Financial Officer, and Principal Accounting Officer

KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Scott D. McDowell, as true and lawful attorney-in-fact and agent, with full power of substitution, for his and in his name, place and stead, in any and all capacities, to sign any and all amendment (including post-effective amendments) to this registration statement, and to file the same, therewith, with the Securities and Exchange Commission, and to make any and all state securities law or blue sky filings, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying the confirming all that said attorney-in-fact and agent, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this amended Form SB-2 Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Scott D. McDowell	President, Principal Executive Officer, Treasurer,	July 12, 2005
Scott D. McDowell	Principal Financial Officer, Principal Accounting Officer and a member of the Board of Directors

/s/ Carlos Lucero	Vice President of Operations, Secretary and a	July 12, 2005
Carlos Lucero	member of the Board of Directors